                                                                 EXHIBIT 10.1.3

                                                                 CONFORMED COPY


                  AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2000, amending the Credit Agreement dated as of April 7, 1994 and amended and restated as of January 29, 1998, as amended by Waiver and Amendment No. 1 dated as of December 16, 1998, further amended and restated as of March 15, 1999, further amended by Amendment No. 1 dated as of April 23, 1999 and further amended and restated as of April 12, 2000 (the "CREDIT AGREEMENT"), among APPLIED EXTRUSION TECHNOLOGIES, INC. (the "COMPANY"), the LENDERS party thereto (the "LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                          W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Credit Agreement to increase the amount of working capital commitments by $10,000,000, modify the borrowing base provisions, the interest coverage ratio and leverage ratio covenants and the mandatory commitment reduction provisions, all as more fully set forth below, and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the date hereof, refer to the Credit Agreement as amended and restated hereby.

     SECTION 1. SECTION 1.01 AND EXHIBIT C. (a) The definitions of "Available PP&E Amount" and "Borrowing Base" in Section 1.01 of the Credit Agreement and Exhibit C to the Credit Agreement, are amended to replace the number "$40,000,000" with the phrase "$50,000,000 (PROVIDED that such amount shall be reduced to $40,000,000 on the date the Working Capital Commitments cease to exceed $80,000,000, and, at any time when such amount otherwise would exceed $40,000,000, shall be reduced, but to no less than $40,000,000, by the Capital

Expenditure Shortfall)". The definition of "Available PP&E Amount" is further amended to replace the date "April 12, 2000" with the date "September 30, 2000".

     (b) The definition of "Cash Flow" in Section 1.01 of the Credit
Agreement is amended to add, after the word "amortization", the words "provision for doubtful accounts", and after the word "policy", the words "and writeoffs of accounts receivable", and is further amended to add the following words before the period in the last sentence thereof:", the $2,400,000 in shutdown costs recorded in the fiscal quarter of the Company ended September 30, 2000 or up to $3,000,000 in shutdown costs recorded in the first six fiscal months of the fiscal year of the Company ended September 30, 2001".

     (c) Clause (i) of the definition of "Working Capital Availability Period" in Section 1.01 of the Credit Agreement is amended to add, after the word "if", the words "either the Working Capital Commitments exceed $80,000,000 on such date or"

     (d) Section 1.01 of the Credit Agreement is further amended by adding in the appropriate alphabetical order the following definitions:

     "CAPITAL EXPENDITURE SHORTFALL" shall mean 50% of the amount by which Capital Expenditures for any fiscal year ending after September 30, 2000 are less than $10,000,000. The Capital Expenditure Shortfall, if any, shall be calculated as soon as possible, and i any event no later than thirty days after, the end of each fiscal year, shall be notified to the Administrative Agent and the Lenders within two Business Days of its calculation, and shall become effective for all purposes hereunder on the effective date of such notification.

     "REMAINING AVAILABILITY CONDITION" shall exist on any day on or after a date when the amount by which the Borrowing Base exceeds the Working Capital Obligations (the "Remaining Availability Amount") is less than or equal top $4,500,000; PROVIDED that if on any date subsequent to such date either (x) the Remaining Availability Amount set forth in a Borrowing Base Certificate calculated as of the last day of a calendar month and delivered subsequent to such date equals or exceeds $7,500,000 or (y) the Remaining Availability Amount has equaled or exceeded $5,000,000 in every Borrowing Base Certificate (including at least two Borrowing Base Certificates calculated as of the last day of a calendar month) delivered to the Administrative Agent and the Lenders during a period of two consecutive months, then the Remaining Availability Condition shall terminate and shall only recur if the Remaining Availability Amount again ceases to exceed $4,500,000.

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     SECTION 3. SECTION 2.03. Section 2.02(a)(ii) of the Credit Agreement is
amended to add at the end thereof the following additional sentence:

     To the extent (and only to the extent) the Working Capital Commitments exceed $80,000,000, they shall also be reduced by 75% of the Net Cash Proceeds in excess of $10,000,000 from the disposition of the Terre Haute Tublar Assets, until the Working Capital Commitments equal $80,000,000.

     SECTION 4. SECTION 9.01. Section 9.01(c)(ii) of the Credit Agreement is amended to read in its entirety as follows:

     (ii) if either (A) the most recently delivered Borrowing Base did not show that the Borrowing Base equaled or exceeded 150% of the Working Capital Commitments and the Majority lenders have so requested or (B) a Remaining Availability Condition has occurred and is continuing, five Business Days after the last day of each week (other than a week in which a calendar month ends), and

     SECTION 5. SECTION 9.10. The chart set forth in Section 9.10 of the Credit Agreement is amended to read as follows for all periods beginning on or after April 1, 2000:

     PERIOD                                                 RATIO
     April 1, 2000 through June 30, 2000                    2.00:1
     July 1, 2000 through September 30, 2000                1.75:1
     October 1, 2000 through September 30, 2001             1.50:1
     October 1, 2001 through June 30, 2002                  1.75:1
     July 1, 2002 and thereafter                            2.25:1

     SECTION 6. SECTION 9.11. The chart set forth in Section 9.11 of the Credit Agreement is amended to read as follows for all periods beginning on or after April 1, 2000:


     PERIOD                                                 RATIO
     April 1, 2000 through June 30, 2000                    5.00:1
     July 1, 2000 through September 30, 2000                5.25:1
     October 1, 2000 through December 31, 2000              5.95:1
     January 1, 2001 through March 31, 2001                 6.00:1
     April 1, 2001 through June 30, 2001                    5.95:1
     July 1, 2001 thro8ugh September 30, 2001               5.00:1


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

     October 1, 2001 through December 31, 2001              4.65:1
     January 1, 2002 through June 30, 2002                  4.25:1
     July 1, 2002 and thereafter                            4.00:1

     SECTION 7: SECTION 9.01. The proviso to Section 9.01(e) of the Credit Agreement is amended to replace "one" with "two" and "report" with "reports" each place they appear.

     SECTION 8. INCREASED COMMITMENTS. Provident Bank hereby becomes a party to this Amended and Restated Agreement and a "Lender" for all purposes hereof, entitled to all rights and subject to all duties hereunder. The aggregate amount of the Working Capital Commitments under this Amended and Restated Agreement is increased on and as of the Effective Date (as hereinafter defined) by $10,000,000 (the "INCREASE") to $90,000,000, and each Lender's Working Capital Commitment on and as of the Effective Date is the amount set forth opposite its name on the signature pages hereof. Each Lender's participation in any Participation Letter of Credit outstanding prior to the Effective Date and the related Letter of Credit Liabilities is automatically adjusted on and as of the Effective Date to reflect such Lender's new Working Capital Commitment Percentage. On the Effective Date, the principal amount of each Lender's outstanding Loans shall be adjusted, and such lender shall make or receive payments to or from the other Lenders, and such other adjustments shall be made, as may be required so that all outstanding Loans shall be held by the Lenders in proportion to their new Working Capital Commitment percentages.

     SECTION 9. REPRESENTATIONS OF COMPANY. The Company represents and warrants that after giving effect to the foregoing provisions of this Amended and Restated Credit Agreement (i) the representations and warranties of the Company and its Subsidiaries made in each Basic Document shall be true (or, in the case of Basic Documents which are not financing documents, true in all material respects) on and as of the Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 7.01(b) on the occasion of any Loan or issuance of any Letter of Credit and
(ii) no Default will have occurred and be continuing on such date.

     SECTION 10. GOVERNING LAW. THIS AMENDED AND RESTATED CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11. COUNTERPARTS. This Amended and Restated Credit Agreement may be signed in any number of counterparts, each of which shall be

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an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 12. EFFECTIVENESS. This Amended and Restated Credit Agreement shall become effective, and the Credit Agreement shall have been restated to read as set forth in the Credit Agreement with the amendments specified herein, as of the date hereof on the date (the "EFFECTIVE DATE") when the Administrative Agent shall have received (i) from the Company for the account of each Lender (other than Provident Bank, (an amendment fee equal to 0.25% of such Lender's Working Capital Commitment as in effect on the Effective Date, (ii) an opinion of Ropes & Gray, counsel for the Company (or such other counsel for the Company as may be acceptable to the Administrative Agent), substantially to the effect of Exhibit D to the Credit Agreement with reference to this Amendment and Restatement and the Credit Agreement with reference to this Amendment and Restatement and the Credit Agreement as amended an restated hereby, (iii) from each of the Company and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, and (iv) such other documents and instruments as the Administrative Agent may reasonably request in connection with this Amendment and Restatement and the transactions contemplated hereby.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the date first above written.

                                           APPLIED EXTRUSION
                                            TECHNOLOGIES, INC.


                                           By: /s/ Anthony J. Allott
                                              ---------------------------------
                                              Title:  Vice President & Chief
                                                       Financial Officer

Working Capital Commitment                 THE CHASE MANHATTAN BANK
$15,500,000.00

                                           By: /s/ Peter Dedousis
                                              ---------------------------------
                                              Title:  Managing Director

Working Capital Commitment                 LASALLE BUSINESS CREDIT, INC.
$17,714,285.74

                                           By: /s/ John Eby
                                              ---------------------------------
                                              Title:  Vice President

Working Capital Commitment                 FLEET NATIONAL BANK
$15,500,000.00

                                           By: /s/ Melissa Post
                                              ---------------------------------
                                              Title:  Assistant Vice President

Working Capital Commitment                 PNC BANK, N.A.
$14,857,142.84

                                           By: /s/ Craig T. Sheetz
                                              ---------------------------------
                                              Title:  Vice President


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



Working Capital Commitment                 FIRST UNION NATIONAL BANK
$16,428,571.42

                                           By: /s/ John Trainor
                                              ---------------------------------
                                              Title:  Vice President

Working Capital Commitment                 PROVIDENT BANK
$10,000,000

                                           By: /s/ Jose V. Garde
                                              ---------------------------------
                                              Title:  Vice President


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